UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2017

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                          ☒

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 31, 2017, the Board of Directors (the “Board”) of Ocular Therapeutix, Inc. (the “Company” or “Ocular Therapeutix”) approved a strategic restructuring to eliminate a portion of the Company’s workforce as part of an initiative to enhance operations and reduce expenses.

As part of this strategic restructuring, the Company will eliminate 26 positions across the organization, representing approximately nineteen (19) percent of the Company’s workforce.  The Company currently expects to substantially complete the restructuring and to record the restructuring charges in the third quarter of 2017.  The Company currently anticipates incurring total restructuring costs of approximately $1.5 million, which includes severance, benefits and related costs.  Of the approximately $1.5 million in severance, benefits and related costs, the Company expects that approximately $0.9 million would be paid during the three months ended September 30, 2017, approximately $0.4 million would be paid during the three months ended December 31, 2017, and the remaining approximately $0.2 million would be paid during 2018.  The Company is continuing to review the potential impact of the restructuring and is unable to estimate any additional restructuring costs or charges at this time.  If the Company subsequently determines that it will incur additional significant costs and restructuring charges, it will amend this Current Report on Form 8-K to disclose such information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Company entered into an employment agreement with Antony C. Mattessich on June 20, 2017, providing for Mr. Mattessich to serve as President and Chief Executive Officer of the Company, effective as of September 18, 2017 or such other date on or prior to September 30, 2017 as would be mutually agreed by the Company and Mr. Mattessich.

On July 26, 2017, Mr. Mattessich commenced his employment as President and Chief Executive Officer of the Company, and Amarpreet Sawhney transitioned to Executive Chairman of the Company’s Board.

Cautionary Note on Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the expected cost of the Company’s strategic restructuring, the timing and completion of the restructuring, the Company’s strategy and future operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “goal,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors.  Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements.  Such risks and uncertainties include, among others, those related to the timing and costs involved in the Company’s strategic restructuring, the commercialization of ReSure® Sealant or any product candidate that receives regulatory approval, the initiation and conduct of clinical trials, availability of data from clinical trials and expectations for regulatory submissions and approvals, the Company’s manufacturing operations, the Company’s scientific approach and general development progress, the availability or commercial potential of the Company’s product candidates, the availability of cash resources and need for additional financing or other actions and other factors discussed in the “Risk Factors” section contained in the Company’s quarterly and annual reports on file with the Securities and Exchange Commission.  In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: August 1, 2017	By:	/s/ Antony C. Mattessich
Antony C. Mattessich
President and Chief Executive Officer